Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $250,000,000 principal amount of its 3.125% First Mortgage Bonds due 2024 and $250,000,000 principal amount of its 4.35% First Mortgage Bonds due 2064, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-195496-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 11, 2014 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$64,091.00
Services of Independent Registered Public Accounting Firms	55,000.00
Trustee Fees and Expenses	11,000.00
Legal Fees and Expenses	30,000.00
Rating Agency Fees	500,000.00
Printing and Delivery Expenses	6,500.00
Miscellaneous Expenses	12,000.00
Total	$678,591.00